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                      AGREEMENT FOR INTERACTIVE TELEVIDEO
                    COURSES AND DISTANCE LEARNING PROGRAMS

                              W I T N E S S E T H

          AGREEMENT made this 24th day of July, 1998, between Educational Video Conferencing Inc. (hereinafter "EVC"), with offices located at 35 East Grassy Sprain Road, Yonkers, New York 10710, and The Travelers Indemnity Company on behalf of itself its subsidiaries and affiliates (hereinafter "Travelers"), with offices located at One Tower Square, Hartford, Connecticut 06183.

         WHEREAS, Travelers desires to provide its employees with access to undergraduate and graduate college courses and programs via Interactive Televideo Distance Learning and Computer Based Distance Learning at Travelers locations more particularly specified below, and,

         WHEREAS, EVC has the ability to provide such access to undergraduate and graduate college courses and programs, subject to the terms and conditions herein provided,

         NOW, THEREFORE, it is hereby agreed as follows:

1. EVC agrees that it will provide access to undergraduate and graduate college courses and learning programs via Interactive Televideo Distance Learning and Computer Based Distance Learning to Travelers employees, commencing with the Fall 1998 semester.

2. EVC will provide access to college courses via Travelers' installed base of video conferencing room system units and telecommunications network and, if enrollment demand meets criteria to be agreed upon from time to time by the parties, via video enabled desktop computers at Travelers.

3. Travelers agrees to allow EVC to transmit courses over its video conferencing room systems and telecommunications network and /or desktop computers on a schedule to be agreed upon in the future, but in any event not less than Monday through Thursday from 5 PM to 11 PM, Friday 5 PM to 8 PM and Saturday from 9 AM to 3 PM.

          3.1 By mutual agreement of the parties in the event that enrollment justifies additional video conferencing room systems, EVC will provide such additional video conferencing systems that shall be compatible with Travelers installed base of video conferencing room systems at no cost to Travelers. The cost of linking said additional video conferencing room systems to Travelers installed base of video conferencing room systems shall be borne by Travelers.

4. Travelers agrees to allow EVC to offer courses over desktop computers at locations to be mutually agreed upon and subject to the minimum college student course registrations. The parties further agree that they will designate these locations in writing no later than thirty (30) days after the execution of this agreement.

          4.1 Travelers agrees that, in the event that desk top computers are utilized, it will allow EVC to video enable existing computers at Travelers locations to be mutually agreed upon in writing, at no cost to Travelers.

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          4.2 EVC will provide video enabled computers for Travelers locations to be agreed upon, in the event that such locations do not have computers capable of being video enabled and, if the student course registrations at said locations meet EVC projections for each said location.

5. Provided the employee is approved for tuition reimbursement in accordance with Travelers standard tuition reimbursement policy, which may change from time to time, Travelers agrees that it will give its employees access to its standard tuition reimbursement or advancement plan in connection with EVC courses and learning programs.

6. EVC shall be permitted to offer such undergraduate and graduate courses and learning programs as are approved by Travelers for tuition reimbursement/advancement, such courses to be offered by accredited colleges, universities, and other institutions of learning.

          6.1 EVC shall offer undergraduate and graduate programs in Insurance, Management, Marketing, Economics, Finance and Accounting from accredited colleges and universities. EVC shall also have the right to offer Seminars and Certificate Programs in Insurance, Risk Management and Actuarial Science to Travelers from accredited colleges and universities.

          6.2 EVC and Travelers will agree which, if any, additional degrees, programs, or courses of study will be offered ninety (90) days prior to the beginning of any academic term.

          6.3 Courses which constitute a part of the core curriculum of any college or university participating in the Travelers/EVC program, so long as the individual courses are applicable to approved degrees and/or advancement or major plans of study, shall be deemed approved and not require individual approval prior to offering it to Travelers employees. Notwithstanding the foregoing, Travelers reserves the right to set its tuition reimbursement policy relating to the eligibility of the individual employee requesting any course. Travelers is not liable for payments relating to an employee enrolling in a course(s) ultimately not approved for tuition reimbursement.

7. EVC agrees that Travelers employees will be charged the standard tuition charges of the respective college or university, together with all appropriate college fees. All of the above tuition and fees shall be payable directly to the respective college or university.

          7.1 Travelers' employees will be required to arrange for the purchase of course books and materials with the individual colleges and universities, and neither Travelers nor EVC shall have any responsibility in this regard.

8. Travelers agrees that its human resources/personnel department shall provide EVC with information on employees' applications for tuition reimbursement/advancement in connection with EVC courses, including, but not limited to the status of said applications.

9. Travelers acknowledges that its employees will be required to execute a guarantee of payment from which will bind the individual employee to pay for tuition, fees, etc. EVC assumes responsibility for any debts incurred or payments made by EVC on behalf of a Travelers employee in the event that for any reason they are not eligible for, or do not receive tuition reimbursement/advancement as contemplated herein. In no event will Travelers be liable to EVC or to any educational institution, for any debt or advanced payment made on behalf of a Travelers employee.

10. Except as otherwise indicated in paragraph 11 below, Travelers agrees that it will allow EVC to utilize its installed base of video conference room systems and telecommunications network to transmit courses to Travelers employees at no cost to EVC.

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11. EVC agrees that it will pay all telecommunications costs, including monthly charges, associated with signal transport from any educational provider to EVC's bridge.

          11.1 Travelers agrees that it will pay all telecommunication costs, including monthly charges associated with signal transport from Travelers' video conferencing sites to EVC's bridge.

12. Travelers agrees that it will provide its employees with unfettered access to suitable and appropriate facilities from which to participate in EVC courses during the agreed upon scheduled classes, at no cost to EVC; Travelers shall be responsible for all HVAC, electricity, maintenance, security (if applicable) and other costs associated with providing such space to its employees.

13. The parties agree that they will fully cooperate with one another in promoting the EVC program to Travelers employees and that a Travelers Representative will fully promote this program to the best of their ability, including, but not limited to, participation in marketing programs, promotional photographs and video tapes for use with Travelers employees.

          13.1 EVC agrees that it shall provide materials from the various colleges and universities at no cost to Travelers, including but not limited to brochures, surveys, registration materials and videotapes. All costs associated with producing materials shall be borne entirely by EVC.

          13.2 Travelers agrees to distribute the materials provided by EVC not less than three (3) times per semester to all its employees.

          13.3 EVC will provide Travelers with all Travelers approved promotional materials for Travelers distribution to its employees. Such distribution will consist of internal mail distribution, which will be provided at Traveler's cost. If EVC requests promotional materials distributed to employees via U.S. mail, then EVC will be responsible for all postage costs.

          13.4 Travelers consents to the use by EVC of standard college registration forms, guarantee of payment forms, site location choice forms and other necessary forms, and shall not unreasonably withhold approval of other such forms as may be necessary to carry out the intent of this agreement.

          13.5 EVC shall be permitted to conduct open houses and registration meetings at such Travelers locations as can be mutually agreed upon from time to time, it being understood that said open houses and registration nights are to be scheduled at times and places convenient to Travelers employees so as to maximize potential registrations.

          13.6 Provided that travelers reviews and approves all materials prior to distribution, EVC shall be permitted to utilize Travelers logos, trademarks and copyrighted materials for promotional pieces targeted at Travelers employees, however, EVC's use of Travelers logos, trademarks and copyrighted materials is restricted to use in the form approved for the purposes of and under this agreement.

14. Travelers shall not be responsible for, nor shall it be permitted to exercise control over any of the policies and procedures, academic or administrative, of the various colleges and universities; EVC represents that the colleges and universities shall bear the entire burden of their own administrative functions, including but not limited to, admissions, registration, academic advising, etc.

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15. EVC shall hire a coordinator or train a Travelers employee in the operation of the video conferencing room systems and desktop computer video systems, as the case may be, who shall be available to train Travelers employees on the operation of the systems for one (1) week prior to the start of each semester as well as during the first week of each semester. In the event that, the parties by mutual agreement determine that certain locations or students require further training, EVC shall provide such further training by a coordinator as each individual case warrants.

16. Travelers shall grant EVC, its employees and/or agents, such access to Travelers facilities as shall be reasonably necessary and in accordance with Travelers internal security policy, to the installation and maintenance of any equipment provided by EVC in connection with this agreement, as well as for the proper administration of the program contemplated hereunder.

17. All equipment installed by EVC in conjunction with this program shall remain the sole property of EVC and, upon the expiration or termination thereof, shall be immediately returned to EVC at EVC's cost.

          17.1 EVC shall maintain all of its equipment in proper working order and shall enter into service contracts with reliable service companies in order to ensure proper maintenance and repair of said equipment.

18. Travelers shall be permitted to utilize EVC equipment when same is not in use by EVC and agrees to hold EVC harmless and indemnify EVC for any loss or damages resulting from the use of said equipment by Travelers; in addition, except for the cost of repair of the equipment associated with ordinary use allowed under this agreement, Travelers agrees to immediately reimburse EVC for any costs associated with the replacement of any equipment lost, vandalized or stolen while in Travelers' possession.

19. The term of this agreement shall be FIVE (5) YEARS from the date first written above and this agreement shall automatically be extended for one (1) additional year on the anniversary of the original execution..

          19.1 In the event that either party should desire not to automatically extend this contract, then the party so desiring must notify the other in writing, by certified mail, return receipt requested, not less than ninety (90) days prior to any annual anniversary date of this agreement, in which case this agreement shall only have FOUR (4) YEARS remaining in its term.

20. EVC agrees to hold in confidence any and all information about Travelers business that Travelers may provide, or to which EVC may be exposed, during the performance of this Agreement, which includes but is not limited to personal information about Travelers employees. Contractor shall not release any information to third parties or the contents of this Agreement without Travelers prior consent. EVC may not, without prior written approval from Travelers, indicate in any published matter or otherwise the nature of the services performed by Contractor under this Agreement. This section shall survive the cancellation, expiration or termination of this Agreement.

21. EVC represents and warrants that it has complied with all applicable and relevant laws, rules and regulations in the performance of this Agreement. EVC shall provide proof of adequate insurance coverages as reasonably requested by Travelers.

22. EVC shall defend, indemnify and hold Travelers harmless from and against all costs, claims, expenses, damages, and liability which Travelers may suffer or be required to pay arising out of any act or omission of the EVC, its employees or agents, including but not limited to injuries to person (including death) or damage to property in connection with services rendered under this Agreement.

23. It is expressly agreed and understood that neither party shall be liable for incidental, special or consequential damages for any breach or violation of this agreement.

24. All notices required to be given hereunder shall be done in writing and mailed certified, return receipt requested, to the other party at their last known address, and shall be deemed given when mailed.

25. This agreement shall be construed and interpreted under the laws of the State of New York.

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26. If any portion of this agreement is held to be void or unenforceable, it shall not effect the validity and enforceability of the remaining portions.

27. Any disputes arising hereunder shall be determined by way of arbitration before the American Arbitration Association at their offices located in White Plains, New York.

28. The foregoing constitutes the entire agreement between the parties with respect to the matters contained herein and no other such agreements shall be valid unless in writing and subscribed to with the same formality as this document.

     WHEREFORE, the parties have hereunto affixed their hands and seals the date first indicated above.

The Travelers Indemnity Company             Educational Video Conferencing, Inc.

By:     /s/ Douglas Willett                 By:     /s/ Dr. Jhon J. McGrath

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Title:  Senior Vice President               Title:  President

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Date:   7/24/98                             Date:   7/24/98

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